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                                                                    EXHIBIT 10.5
                                Promissory Note


$970,850                                                         Los Angeles, CA
                                                                 August 23, 2000


     US SEARCH.COM, INC. a Delaware corporation ("US Search"), hereby promises to pay the principal amount of NINE HUNDRED SEVENTY THOUSAND EIGHT HUNDRED FIFTY DOLLARS ($970,850), in lawful money of the United States of America, to the order of LYCOS, INC. ("Lycos"), a Delaware corporation, in accordance with the terms of this Promissory Note (this "Note"). US Search's payment obligations under this Note are non-disputed, non-contingent, fully liquidated, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. The terms of this Note are as follows:

     1. On November 1, 2000 and every 90 days thereafter until the Note is satisfied, US Search shall pay Lycos the principal amount of $150,000.

     2. Should US Search close any round of financing during the term of this Note, US Search shall pay Lycos the principal amount of $200,000 within ten (10) days of receiving such financing. Payments under this Paragraph 2 are in addition to any payments made under Paragraph 1 above. For purposes of this Note, a round of financing includes, without limitation, the two capital injections anticipated from a "private financing agreement" as described in US Search's form 8-K filed with the Securities and Exchange Commission on August 3, 2000.

     3. Upon paying Lycos $970,850 in accordance with the terms of this Note, or as otherwise agreed by Lycos, US Search's obligations under this Note shall be terminated.

     4. Commencing on September 1, 2000 and payable on every first of every month thereafter, US Search shall pay Lycos an interest payment in the amount of ten percent (10%) per annum, calculated on the basis of 365 days per year and actual days elapsed and computed on the daily outstanding principal balance thereof.

     5. If US Search fails to pay Lycos (i) any amount due under this Note in accordance with the above terms or (ii) any amount due under any other agreement between US Search and Lycos, then, within ten (10) business days of such nonpayment, US Search shall pay Lycos the entire outstanding principal amount and interest then due, and a default penalty in the amount of $25,000.

     6. If US Search files a petition for bankruptcy, becomes insolvent, or makes an assignment for the benefit of its creditors, or a receiver is appointed for US Search or its business, the outstanding principal amount and the accrued, unpaid interest shall become immediately due and payable.
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     7.   US Search shall indemnify Lycos for any costs incurred by Lycos, including reasonable attorneys' fees, arising out of or related to US Search's failure to pay Lycos amounts due in accordance with the terms of this Note.

     8. US Search acknowledges that it has no defenses to the amount owed Lycos pursuant to this Note.

     9. This Note shall in all respects by interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts. US Search consents to the jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts and agrees that any action arising out of or related to this Agreement must be brought exclusively in a state or Federal court in the Commonwealth of Massachusetts.

     10. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

     11. This Note may be executed in counterparts, each of which shall be treated as an original. Facsimile copies shall be treated as originals.

     12. US Search represents and warrants that the person signing this Note on behalf of US Search is a duly authorized officer of US Search able to bind US Search.

     13. All payments under this Note shall be made by check delivered personally, by mail, or by courier to Lycos at 400-2 Totten Pond Road, Waltham, MA 02451, Attn: Brian Lucy.

     14. US Search waives presentment, demand for payment, notice of protest and notice of non-payment.

     Signed under seal as of August 23, 2000


                                              US SEARCH


                                              By:    /s/ BRENT COHEN
                                                     -------------------------

                                              Name:  Brent Cohen
                                                     -------------------------

                                              Title: Chief Executive Officer
                                                     ------------------------

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